                                                                     EXHIBIT 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                         ENRON INTERNATIONAL CPO, L.P.



         This Certificate of Limited Partnership dated July 30, 1998, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

         1. NAME. The name of the limited partnership is Enron International CPO, L.P.

         2. REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office required to be maintained by Section 17-104 of the Act is:

                 The Corporation Trust Center
                 1209 Orange Street
                 Wilmington, Delaware  19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

                 The Corporation Trust Company
                 1209 Orange Street
                 Wilmington, Delaware  19801

         3. GENERAL PARTNER. The name and the business, residence, or mailing address of the general partner is:

                 Enron CPO Holdings, Inc.
                 1400 Smith Street
                 Houston, Texas  77002

EXECUTED as of the date written first above.

                                        ENRON CPO HOLDINGS, INC.
                                        General Partner

                                        By:   /s/ PEGGY B. MENCHACA
                                            ----------------------------------

                                        Name:     Peggy B. Menchaca
                                              --------------------------------

                                        Title:    Vice President and Secretary
                                               -------------------------------